Exhibit 99.1

N E W S   R E L E A S E

                                                          UnitedHealth Group



Contact:      John Penshorn
              Director of Capital Markets
              Communications & Strategy
              952-936-7214

              Mark Lindsay
              Director of Public
              Communications & Strategy
              952-992-4297


(For Immediate Release)

            UNITEDHEALTH GROUP SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                       MID ATLANTIC MEDICAL SERVICES, INC.

     o    STRENGTHENS MARKET POSITION IN IMPORTANT AND GROWING REGION

     o    FURTHER EXPANDS AND ENHANCES CUSTOMER PRODUCTS AND SERVICES

     o    TRANSACTION ADDITIVE TO 2004 EARNINGS PER SHARE


MINNEAPOLIS, MINNESOTA (October 27, 2003) - UnitedHealth Group (NYSE: UNH) and Mid Atlantic Medical Services (NYSE: MME) announced today that they have signed a definitive agreement under which UnitedHealthcare, a division of UnitedHealth Group, will merge with Mid Atlantic Medical Services, Inc. (MAMSI). MAMSI owns and operates health maintenance organizations and provides related health and administrative services for approximately 2 million people in Maryland, Washington D.C., Virginia, Delaware, West Virginia, northern North Carolina and southeastern Pennsylvania.

Completion of the acquisition, subject to regulatory approvals and approval by MAMSI shareholders, is expected in the first quarter of 2004. Under the terms of the agreement, MAMSI shareholders will receive UnitedHealth Group stock at a fixed exchange ratio of 0.82 shares for each MAMSI share, plus $18.00 per share in cash. The total consideration for the transaction is a combination of approximately 38.6 million net shares and $860 million in cash, which will ultimately net to just over a $600 million cash outlay after considering option and residual share proceeds. This mix of equity and cash will maintain the current balanced capital structure of UnitedHealth Group.

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UNITEDHEALTH GROUP AND MID ATLANTIC MEDICAL SERVICES - CONTINUED

UnitedHealth Group Chairman and CEO William W. McGuire, MD, commented that the merger strengthens the offerings and capabilities available to customers of both enterprises. "This combination will broadly improve access to affordable health services for employers and consumers in the mid Atlantic region of the U.S. The relationships MAMSI has with institutions and providers of care will benefit the current and future customers of Uniprise and UnitedHealthcare, while the offerings and capabilities of our Specialized Care Services, Ovations, and Ingenix businesses will become available to the people currently served by MAMSI."

McGuire also noted that the combined enterprise will have a leading position in the mid-Atlantic region, which is among the fastest growing population areas in the U.S. and is home to approximately 30 Fortune 500 employers. Together, UnitedHealth Group and MAMSI provide health benefits or related network services to more than 3.5 million people in the region.

MAMSI Chairman and CEO Mark D. Groban, MD, said "This combination will bring together two organizations with similar belief systems - both have invested in strong service models, support the use of evidence-based medicine and work to build collaborative relationships with physicians, and are committed to tight operational discipline. The fit is excellent and I am pleased to bring the combination of both MAMSI and UnitedHealth Group assets and resources to our stakeholders as we work to improve the health care system, its access, and its affordability."

Robert Sheehy, UnitedHealthcare CEO, stated "MAMSI's assets, brand, and reputation will significantly expand the capacities of our mid-Atlantic franchise. We will retain the MAMSI identity and the combined business will continue under the leadership of Dr. Groban and his management team. We have immense respect for the MAMSI management team and employees, the company they have built, and the quality of services they provide. This will be a very positive advance for the many customers that we have separately served."

UnitedHealth Group anticipates the acquisition will be immediately accretive to earnings per share upon closing.



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UNITEDHEALTH GROUP AND MID ATLANTIC MEDICAL SERVICES - CONTINUED

CONFERENCE CALL
---------------

Dr. McGuire, Robert Sheehy, Dr. Groban, and members of senior management from both companies will further discuss the strategic and financial aspects of this combination in a public conference call this morning. Details are as follows:

Time:                          8:45 a.m. Eastern Standard Time

Domestic Dial-in:              800-515-2563

International Dial-in:         706-679-5262

Pass Code:                     None

The conference call meeting will be broadcast live on UnitedHealth Group's website at www.unitedhealthgroup.com. A replay will be available beginning at 12:00 pm on October 27 for 48 hours. The replay can be accessed by dialing 800-642-1687 (domestic) or 706-645-9291 (international) and using pass code 3675746.


ABOUT THE COMPANIES
-------------------

UnitedHealth Group (www.unitedhealthgroup.com) is a diversified enterprise that provides a full spectrum of resources and services to help people achieve improved health and well-being through all stages of life. UnitedHealth Group is organized into six major businesses: UnitedHealthcare, Uniprise, AmeriChoice, Ovations, Specialized Care Services and Ingenix.

Mid Atlantic Medical Services (MAMSI) is a regional holding company whose subsidiaries include: three health maintenance organizations, MD-Individual Practice Association, Inc. (M.D. IPA), Optimum Choice, Inc. (OCI) and Optimum Choice of the Carolinas, Inc. (OCCI); a preferred provider organization, Alliance PPO, LLC; a life and health insurance company, MAMSI Life and Health Insurance Company (MLH); a coordination of benefits company, Alliance Recovery Services, LLC (ARS); and home care companies such as HomeCall, Inc., FirstCall, Inc., and HomeCall Pharmaceutical Services, Inc. For more information about the Company, visit its website, www.mamsi.com.

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UNITEDHEALTH GROUP AND MID ATLANTIC MEDICAL SERVICES - CONTINUED

IMPORTANT MERGER INFORMATION
----------------------------

In connection with the proposed transactions, UnitedHealth Group and MAMSI intend to file relevant materials with the Securities and Exchange Commission ("SEC"), including one or more registration statement(s) that contain a prospectus and proxy/consent solicitation statement. Because those documents will contain important information, holders of MAMSI common stock are urged to read them, if and when they become available. When filed with the SEC, they will be available for free (along with any other documents and reports filed by UnitedHealth Group and MAMSI with the SEC) at the SEC's website, www.sec.gov, and MAMSI stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from MAMSI. Such documents are not currently available.

MAMSI and its directors and executive officers may be deemed to be participants in the solicitation of proxies or consents from the holders of MAMSI common stock in connection with the proposed transactions. Information about the directors and executive officers of MAMSI and their ownership of MAMSI common stock is set forth in the proxy statement for MAMSI's 2003 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2003. Investors may obtain additional information regarding the interests of such participants by reading the prospectus and proxy/consent solicitation statement if and when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.


FORWARD-LOOKING STATEMENTS
--------------------------

This news release may contain statements, estimates or projections that constitute "forward-looking" statements as defined under U.S. federal securities laws. Generally the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as


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UNITEDHEALTH GROUP AND MID ATLANTIC MEDICAL SERVICES - CONTINUED

of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.


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